Exhibit 10.8

WARRANT TO PURCHASE STOCK

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE STOCK

Company: NBT Technology, Inc., a Delaware corporation

Number of Shares: 32,967

Class of Stock: Series A Preferred Stock

Warrant Price: $0.455 per share

Issue Date: March 31, 2003

Expiration Date: March 30, 2013, subject to Section 5.1

THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, SILICON VALLEY BANK (“Holder”) is entitled to purchase the number of fully paid and nonassessable shares of Series A Preferred Stock (the “Shares”) of NBT Technology, Inc. (the “Company”) for $0.455 per share (the “Warrant Price”), all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1. EXERCISE.

1.1 Method of Exercise. Holder may exercise this Warrant by surrendering this Warrant and delivering a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Article 1.2, Holder shall also deliver to the Company a check, wire transfer (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2 Conversion Right. In lieu of exercising this Warrant as specified in Article 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares or other securities by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Article 1.3. Such conversion shall be effected by Holder by surrendering this Warrant to the principal office of the Company.

1.3 Fair Market Value. If the Company’s common stock is traded in a public market, the fair market value of a Share shall be the closing price of a share of the Company’s common stock reported for the business day immediately before Holder delivers its Notice of Exercise to the Company (or, in the instance where the Warrant is exercised immediately prior to the effectiveness of the Company’s initial public offering of its common stock effected pursuant to an effective registration statement on Form S-1 filed under the Act (an “IPO”), the initial “price to public” per share price specified in the final prospectus relating to such offering), in both cases, multiplied by the number of shares of the Company’s common stock into which a Share is convertible. If the Company’s common stock is not traded in a public market, the Board of Directors of the Company shall determine fair market value of a Share in its reasonable good faith judgment.

1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.6 Treatment of Warrant Upon Acquisition of Company.

1.6.1 “Acquisition”. For the purpose of this Warrant, “Acquisition” means (A) the closing of the sale, license, lease, transfer or other disposition of all or substantially all of the Company’s assets, (B) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity), or (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of this corporation’s securities), of the Company’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Company (or the surviving or acquiring entity).

1.6.2 Treatment of Warrant at Acquisition.

A) Upon the written request of the Company, Holder agrees that, in the event of an Acquisition (1) in which the sole consideration is cash or (2) of the Company by a publicly traded acquirer either (a) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) if Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of such Acquisition. The Company shall provide the Holder with written notice of its request relating to the foregoing (together with such reasonable information as the Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition.

(B) Upon the closing of any Acquisition other than as described above, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price and/or number of Shares shall be adjusted accordingly.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on the shares of Series A Preferred Stock payable in common stock, or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred. If the Company subdivides the shares of Series A Preferred Stock by reclassification or otherwise into a greater number of shares or takes any other action which increase the amount of stock into which the shares of Series A Preferred Stock are convertible, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of Series A Preferred Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2 Reclassification, Exchange, Combinations or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable shares of Series A Preferred Stock to common stock pursuant to the terms of the Company’s Restated Certificate of Incorporation upon the closing of a registered public offering of the Company’s common stock or other event. The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant. The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Article 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3 Adjustments for Diluting Issuances. The Shares purchaseable hereunder shall have the benefit of the same antidilution rights applicable to the shares of Series A Preferred Stock as designated in the Company’s Restated Certificate of Incorporation, and the Company shall provide the Holder with all notices and information at the time and to the extent it is required to do so to the holders of Series A Preferred Stock. Notwithstanding the foregoing, the provisions set forth for the Shares in the Company’s Restated Certificate of Incorporation relating to the above in effect as of the Issue Date may not be amended or otherwise modified without the prior written consent of Holder unless such amendment or other modification affects the rights associated with the Shares in the same manner as such amendment or other modification affects the rights associated with all other shares of the same series and class as the Shares granted to the Holder.

Under no circumstances shall the aggregate Warrant Price payable by the Holder upon exercise of the Warrant increase as a result of any adjustment arising from a diluting issuance.

2.4 No Impairment. The Company shall not, by amendment of its Articles or Certificate (as applicable) of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment. The foregoing notwithstanding, the Company shall not be deemed to have impaired Holder’s rights hereunder if it amends its Restated Certificate of Incorporation, or the holders of the Series A Preferred Stock waive rights thereunder, in a manner that does not affect Holder in a manner different from the effect that such amendments or waivers have on the rights of the holders of the Series A Preferred Stock.

2.5 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share.

2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer or other authorized officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1 Representations and Warranties. The Company represents and warrants to the Holder as follows:

(a) The initial Warrant Price referenced on the first page of this Warrant is not greater than (i) the price per share at which the Shares were last issued in an arms-length transaction in which at least $500,000 of the Shares were sold and (ii) the fair market value of the Shares as of the date of this Warrant.

(b) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

(c) The Capitalization Table attached hereto as Schedule 1 is true and complete as of the Issue Date.

3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon any of its stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for sale additional shares of any class or series of the Company’s stock; (c) to effect any reclassification or recapitalization of any of its stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company’s securities for cash, then, in connection with each such event, the Company shall give Holder; (1) no later than the date such notice is provided to the Company’s stockholders, written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; (2) in the case of the matters referred to in (c) and (d) above, no later than the date such notice is provided to the Company’s stockholders, written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

3.3 Registration Under the Act. The Company agrees that Holder shall be made a party to the Company’s Investor’s Rights Agreement dated as of November 7, 2002 (the “Investors’ Rights Agreement”) upon the earliest to occur of the following: (a) in connection with the next amendment of the Investors’ Rights Agreement, (b) no less than twenty (20) days prior to an IPO, and (c) no less than twenty (20) days prior to an Acquisition. The common stock into which the Shares are convertible shall then have certain incidental, or “Piggyback,” and S-3 registration rights pursuant to and as set forth in such Investors’ Rights Agreement.

3.4 No Shareholder Rights. Except as provided in this Warrant, the Holder will not have any rights as a shareholder of the Company until the exercise of this Warrant.

ARTICLE 4. REPRESENTATIONS, WARRANTIES OF THE HOLDER. The Holder represents and warrants to the Company as follows:

4.1 Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by the Holder will be acquired for investment for the Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2 Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

4.3 Investment Experience. The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. The Holder has experience as an investor in securities of companies in the development stage and acknowledges that the Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4 Accredited Investor Status. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5 The Act. The Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered un the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. The Holder understands that this Warrant and the Shares issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

ARTICLE 5. MISCELLANEOUS.

5.1 Term. Unless earlier terminated pursuant to Section 1.6.2, this Warrant is exercisable in whole or in part at any time and from time to time on or before the later of (a) the Expiration Date set forth above or (b) seven (7) years after the closing of the Company’s IPO.

5.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE ACT, OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to Silicon Valley Bancshares (Holder’s parent company) or any other affiliate of Holder. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder’s notice of proposed sale.

5.4 Transfer Procedure. Upon receipt by Holder of the executed Warrant, Holder will transfer all of this Warrant to Silicon Valley Bancshares, Holder’s parent company, by execution of an Assignment substantially in the form of Appendix 2. Subject to compliance with the provisions of Article 5.3 and upon providing Company with written notice, Silicon Valley Bancshares and any subsequent Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable directly or indirectly, upon conversion of the Shares, if any) to any transferee, provided, however, in connection with any such transfer, Silicon Valley Bancshares or any subsequent Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). The Company may refuse to transfer this Warrant or the Shares to any person who directly competes with the Company, unless, in either case, the stock of the Company is publicly traded.

5.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may (or on the first business day after transmission by facsimile) be, in writing by the Company or such holder from time to time. Effective upon receipt of the fully executed

Warrant and the initial transfer described in Article 5.4 above, all notices to the Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

Silicon Valley Bancshares

Attn: Treasury Department

3003 Tasman Drive, HA 200

Santa Clara, CA 95054

Telephone: 408-654-7400

Facsimile: 408-496-2405

Notice to the Company shall be addressed as follows until the Holder receives notice of a change in address:

NBT Technology, Inc.

Attn: President

501 Second Street, Suite 410

San Francisco, CA 94107

Telephone: (415) 247-8800

Facsimile: (415) 247-8801

5.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7 Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.8 Automatic Conversion upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the exercise price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to the Holder.

5.9 Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

5.10 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

ARTICLE 6 “MARKET STAND-OFF” AGREEMENT.

Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the registration statement for such offering, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The underwriters in connection with the Company’s IPO are intended third-party beneficiaries of this Article 6 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s IPO that are consistent with this Article 6 or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing the Shares (or the common stock issuable upon conversion thereof):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

[Remainder of page left blank intentionally]

IN WITNESS WHEREOF, the parties have executed this Warrant on the date set forth above.

COMPANY NBT Technology, Inc.

By:	/s/ Jerry Kennelly	By:
Name:	Jerry Kennelly	Name:
	(Print)		(Print)
Title:	Chairman of the Board, President or Vice President	Title:	Chief Financial Officer, Secretary, Assistant Treasurer or Assistant Secretary

HOLDER Silicon Valley Bank

By:	/s/ Tim Walsh
Name:	Tim Walsh
(Print)
Title:	Senior VP

SCHEDULE 1

CAPITALIZATION TABLE

APPENDIX 1

NOTICE OF EXERCISE

1. Holder elects to purchase ________________ shares of the Common/Series A Preferred [strike one] Stock of NBT Technology, Inc. pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the shares in full.

[or]

1. Holder elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised for                                          of the Shares covered by the Warrant.

[Strike paragraph that does not apply.]

2. Please issue a certificate or certificates representing the shares in the name specified below:

Holder’s Name

(Address)

3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 4 of the Warrant as the date hereof.

HOLDER:

By: ________________________________________
Name: _____________________________________
Title: ______________________________________
(Date): _____________________________________

APPENDIX 2

ASSIGNMENT

For value received, Silicon Valley Bank hereby sells, assigns and transfers unto

Name:	Silicon Valley Bancshares
Address:	3003 Tasman Drive (HA-200)
Santa Clara, CA 95054

Tax ID:

that certain Warrant to Purchase Stock issued by NBT Technology, Inc. (the “Company”), on March 31, 2003 (the “Warrant”) together with all rights, title and interest therein.

SILICON VALLEY BANK

By: ________________________________________
Name: _____________________________________
Title: _______________________________________

Date: [insert Issue Date]

By its execution below, and for the benefit of the Company, Silicon Valley Bancshares makes each of the representations and warranties set forth in Article 4 of the Warrant as of the date hereof.

SILICON VALLEY BANCSHARES

By: ________________________________________
Name: ______________________________________
Title: _______________________________________